                                             Exhibit (a)(36)

                                  IVY FUND

                      Ivy Cundill Global Value Fund
                     Ivy European Opportunities Fund
                    Ivy Global Natural Resources Fund
                         Ivy International Fund
                      Ivy International Value Fund
                     Ivy Pacific Opportunities Fund

                Establishment and Designation of Additional
                Classes of Shares of Beneficial Interest,
                         No Par Value Per Share

     The undersigned, being at least a majority of the Trustees of Ivy Fund
(the "Trust"), a voluntary association organized under an Agreement and
Declaration of Trust dated December 21, 1983, as amended and restated
December 10, 1992 (the "Declaration of Trust"), a copy of which document is on file in the office of the Secretary of the Commonwealth of
Massachusetts, acting pursuant to Article III and Article IV of the
Declaration of Trust, (i) having designated an unlimited number of authorized and unissued shares of beneficial interest of Ivy Cundill Global
Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources
Fund, Ivy International Fund, Ivy International Value Fund and Ivy Pacific
Opportunities Fund (each, a "Fund," and collectively, the "Funds") as
"Class A," "Class B," "Class C" and "Advisor Class," respectively, and (ii)
having designated an unlimited number of authorized and unissued shares of beneficial interest of Ivy Cundill Global Value Fund, Ivy European
Opportunities Fund, Ivy International Fund and Ivy International Value Fund
as "Class I;" do hereby further divide the shares of beneficial interest of each Fund into one additional class, no par value per share, to be designated as "Class Y" and designate an unlimited number of authorized and unissued shares of beneficial interest of each Fund as "Class Y" (such shares hereinafter referred to as the "Class Y Shares"), having the following special and relative rights:

    1.   Each Class Y Share of a Fund shall be redeemable, shall represent a pro rata beneficial interest in the assets attributable to
         Class Y Shares of the Fund, and shall be entitled to receive its pro rata share of net assets attributable to the Class Y Shares of the Fund upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each Class Y
         Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations,
         qualifications, terms and conditions as each other share of the
         Trust, as set forth in the Declaration of Trust.

    2.   Each Class Y Share of a Fund shall be entitled to one vote (or fraction thereof in the case of a fractional share) on matters on which such shares shall be entitled to vote. Shareholders of each
         Fund shall vote together on any matter, except to the extent otherwise required by the 1940 Act or when the Trustees have determined that the matter affects only the interest of
         shareholders of one or more classes, in which case only the shareholders of that class (or classes) shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to each Fund if acted upon in accordance with Rule 18f-2 under the 1940 Act (or any successor rule) and the Declaration of Trust;

    3.   Any liabilities, expenses, costs, charges or reserves that should be properly allocated to a Fund's Class Y Shares may, in
         accordance with a plan previously adopted by the Trustees
         pursuant to Rule 18f-3 under the 1940 Act (the "Rule 18f-3
         Plan"), or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by the Class Y
         Shares, and the expenses so borne by the Class Y Shares may be appropriately reflected and cause differences in the net asset value attributable to, and the dividend, redemption and
         liquidation rights of, the shares of the Class Y Shares, the other classes of that Fund, and the other series of the Trust.

     The undersigned hereby determine that the foregoing shall constitute an Amendment to the Declaration of Trust, effective as of the date that the
Registration Statement pertaining to the Class Y Shares of the Funds is filed with the Securities and Exchange Commission, and that the officers of the Trust are authorized to file such Amendment to the Declaration of Trust in the offices of the Commonwealth of Massachusetts.

Dated:  _________, 2003

/s/Jarold W. Boettcher             /s/Eleanor B. Schwartz
----------------------             ----------------------
Jarold W. Boettcher, as Trustee    Eleanor B. Schwartz, as Trustee

/s/James D. Gressett               /s/Michael G. Smith
----------------------             ----------------------
James D. Gressett, as Trustee      Michael G. Smith, as Trustee

/s/Joseph Harroz, Jr.              /s/Edward M. Tighe
----------------------             ----------------------
Joseph Harroz, Jr., as Trustee     Edward M. Tighe, as Trustee

/s/Henry J. Herrmann               /s/Keith A. Tucker
----------------------             ----------------------
Henry J. Herrmann, as Trustee      Keith A. Tucker, as Trustee

/s/Glendon E. Johnson, Jr.
----------------------
Glendon E. Johnson, Jr., as Trustee